Exhibit (e)(2)

AMENDMENT TO

GENERAL DISTRIBUTION AGREEMENT

The General Distribution Agreement, effective commencing on April 17, 2000, between CAPSTONE ASSET PLANNING COMPANY (the "Distributor") a Delaware corporation having its principal place of business in Houston, Texas and CAPSTONE CHRISTIAN VALUES FUND, Inc. (the "Fund") on behalf of The Christian Stewardship Fund (Bond Index Fund, Large Cap Equity Index Fund, Small Cap Equity Index Fund and International Index Fund) (the "Series"), a Maryland corporation having it's principal place of business in Houston, Texas, is amended as follows:

1. The name of the Fund is changed to STEWARD FUNDS, INC.

2. The names of the following series have been changed:

From	To
Christian Stewardship Bond Index Fund	Steward Select Bond Fund
Christian Stewardship Large Cap Equity Index Fund	Steward Large Cap Equity Index Fund
Christian Stewardship Small Cap Equity Index Fund	Steward Domestic All-Cap Equity Fund
Christian Stewardship International Index Fund	Steward Multi-Manager Equity Fund

3. This Amendment to the General Distribution Agreement is effective as to the Fund and Steward Large Cap Equity Index Fund on the effective date of the change of the names of the Fund and such series. This Amendment to the General Distribution Agreement shall take effect with respect to Steward Select Bond Fund, Steward Enhanced Equity Index Fund and Steward Multi-Manager Equity Fund, respectively, upon the effectiveness of the registration of each of such series, respectively, with the Securities and Exchange Commission.

IN WITNESS, the Fund has executed this instrument in its name and behalf, and its seal affixed, by one of its officers duly authorized, and the Distributor has executed this instrument in its name and behalf, and its corporate seal affixed, by one of its officers duly authorized, as of May 19, 2004, to take effect on such dates as indicated herein.

CAPSTONE CHRISTIAN VALUES FUND, INC.

By: _______________________________________

Name: _____________________________________

Title: _______________________________________

CAPSTONE ASSET PLANNING COMPANY

By: _______________________________________

Name: ____________________________________

Title: ______________________________________